Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
                                           09-03-2014
Security Type:
                                           BND/CORP

Issuer
                                           Gannett Co., Inc. (2021)
Selling Underwriter
                                           Citigroup Global Markets Inc.
Affiliated Underwriter(s)
                                           [X] PNC Capital Markets LLC
                                           [ ]Other:
List of Underwriter(s)
Barclays Capital Inc., Citigroup Global
Markets Inc., J.P. Morgan Securities LLC,
Mitsubishi UFJ Securities (USA),Inc.,
Mizuho Securities USA Inc., RBC Capital
Markets, LLC, SunTrust Robinson Humphrey,
Inc., US Bancorp Investments, Inc.,
Capital One Securities, Inc., Comerica
Securities, Inc., Fifth Third Securities,
Inc., PNC Capital Markets LLC, Raymond
James & Associates, Inc., RBS Securities
Inc., SMBC Nikko Securities, America,
Inc., TD Securities (USA) LLC
Transaction Details
Date of Purchase
                                           09-03-2014

Purchase Price/Share(per share / % of par)
                                           $99.038
Total Commission, Spread or Profit
                                           1.50
1. Aggregate Principal Amount Purchased (a+b)
                                           $30,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $15,175,000
b. Other BlackRock Clients
                                           $14,825,000
2. Aggregate Principal Amount of Offering
                                           $325,000,000
Fund Ratio [Divide Sum of #1 by #2] Must be less than 0.25

                                           0.09230

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X]  YES
                                           [ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                           [X] YES
                                           [ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction

Completed by:
                                           Dillip Behera
                                           Global Syndicate Team Member
Date:
                                           09-05-2014
Approved by:
                                           Steven DeLaura
Date:
                                           09-05-2014
                                           Global Syndicate Team Member